EXHIBIT 99.1



NOTES TO FOOTNOTE 1:



     Cashless exercise of warrants held by Atlas Venture Fund III, L.P. and Atlas Venture Entrepreneurs' Fund III, L.P. as follows:


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                                    NUMBER OF        NUMBER OF
                                    SHARES OF        SHARES OF        NUMBER OF
                                  COMMON STOCK     COMMON STOCK       SHARES OF
                                  ISSUABLE UPON     DELIVERED       COMMON STOCK
                                    EXERCISE          TO PAY           ISSUED
FUND                               OF WARRANTS    EXERCISE PRICE       TO FUND
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Atlas Venture Fund III, L.P.         10,212            6,650            3,562
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Atlas Venture
   Entrepreneurs' Fund III, L.P.        222              145               77
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